Exhibit 21
SUBSIDIARIES OF NISOURCE
as of December 31, 2014

Segment/Subsidiary	State of Incorporation
GAS DISTRIBUTION OPERATIONS
Bay State Gas Company d/b/a Columbia Gas of Massachusetts	Massachusetts
Columbia Gas of Kentucky, Inc.	Kentucky
Columbia Gas of Maryland, Inc.	Delaware
Columbia Gas of Ohio, Inc.	Ohio
Columbia Gas of Pennsylvania, Inc.	Pennsylvania
Columbia Gas of Virginia, Inc.	Virginia
NiSource Gas Distribution Group, Inc.	Delaware

ELECTRIC OPERATIONS
Northern Indiana Public Service Company*	Indiana

COLUMBIA PIPELINE GROUP OPERATIONS
Columbia Gas Transmission, LLC	Delaware
Columbia Gulf Transmission, LLC	Delaware
Central Kentucky Transmission Company	Delaware
Crossroads Pipeline Company	Indiana
Columbia Pipeline Group Services Company	Delaware
Columbia Midstream & Minerals Group, LLC	Delaware

CORPORATE AND OTHER OPERATIONS
Columbia Energy Group	Delaware
Columbia Gas of Ohio Receivables Corporation	Delaware
Columbia Gas of Pennsylvania Receivables Corporation	Delaware
NiSource Capital Markets, Inc.	Indiana
NiSource Corporate Group, Inc.	Delaware
NiSource Corporate Services Company	Delaware
NiSource Development Company, Inc.	Indiana
NiSource Energy Technologies, Inc.	Indiana
NiSource Finance Corp.	Indiana
NiSource Insurance Corporation, Inc.	Utah
NIPSCO Accounts Receivable Corporation	Indiana
* Reported under Gas Distribution Operations and Electric Operations.